UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2004 (December 17, 2003)

DYNACQ HEALTHCARE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State of Incorporation)

000-21574	76-0375477
(Commission File No.)	(I.R.S. Employer Identification No.)

10304 Interstate 10 East, Suite 369, Houston, Texas 77029

(Address of Principal Executive Offices, including zip code)

(713) 378-2000

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On December 17, 2003, Ernst & Young LLP (“E&Y”) notified Dynacq Healthcare, Inc. (the “Company”) that it resigned as the Company’s independent auditor effective immediately. On December 24, 2003, the Company filed a Form 8-K reporting E&Y’s resignation as the Company’s independent auditor. This Form 8-KA restates and supplements the information provided in the Form 8-K dated December 24, 2003.

E&Y was engaged as the Company’s independent auditor on May 31, 2002. E&Y’s report on the financial statements for the fiscal year ended August 31, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. See Item 5 for additional information regarding the financial statements for the fiscal year ended August 31, 2002. As of December 17, 2003, E&Y had not completed its audit work with respect to the Company’s August 31, 2003 financial statements. The Company plans to file the Form 10-K for the fiscal year ended August 31, 2003 as soon as practicable after the successor auditor completes the audit of the Company’s financial statements for the year ended August 31, 2003.

The Audit Committee of the Company’s Board of Directors was informed of, but did not recommend or approve, E&Y’s resignation.

During the Company’s fiscal year ended August 31, 2002 and the subsequent interim periods preceding E&Y’s resignation, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with their report.

On December 15, 2003, E&Y orally communicated to certain officers of the Company E&Y’s concerns relating to the Company’s disclosure controls, accounting controls and controls over safeguarding of assets. E&Y’s concerns arose as a result of a transaction related to the sale of certain Company receivables to a foreign entity which is not a financial institution; the transaction did not appear to E&Y to be in the ordinary course of the Company’s business.

On December 17, 2003, E&Y orally informed the Company that the Company lacked the internal controls necessary to develop reliable financial statements. By letter dated December 23, 2003, E&Y advised the Board of Directors of its conclusion that material weaknesses in internal control had come to its attention during the course of performing its audit of the Company’s financial statements for the year ended August 31, 2003, specifically noting (a) “inadequate communication lines and internal controls relating to the authorization, recognition, capture and review of transactions, facts, circumstances and events that may have a material impact on the Company’s financial reporting process and (b) a lack of supervision, review and quality control related to the accounting for income taxes, including the preparation of the federal income tax provision in accordance with SFAS No. 109, Accounting for Income Taxes.”

In connection with (a) above, E&Y stated “Specifically in November 2003, the Company’s Chief Executive Officer negotiated a significant transaction to sell certain accounts receivable to another entity. This transaction was not disclosed to the Company’s Chief Financial Officer, the Company’s independent auditors nor the Company’s Board of Directors prior to its execution and represents significant deficiencies in the Company’s disclosure controls, accounting controls and controls over the safeguarding of its assets.”

Certain circumstances underlying the transaction in question were as follows: (i) funds in an amount equal to the proposed purchase price were deposited into the Company’s bank account on November 26, 2003, (ii) neither the Chief Financial Officer nor the Board of Directors of the Company had been advised of the transaction in advance, nor had the Board of Directors authorized the transaction in advance, (iii) the receipt of funds had not been recorded in the Company’s accounting records, (iv) E&Y had initially been advised by outside counsel to the Company that the transaction had closed, and (v) on December 11, 2003, the Company’s Board of Directors, pending negotiation of acceptable companion agreements and subject to certain other conditions, authorized officers of the Company to execute and deliver Bills of Sale effective as of November 26, 2003, to effect the transaction.

As of December 15, 2003, open issues still existed between the Company and the proposed purchaser with respect to the procedure, responsibility, and compensation to the Company for collecting the subject receivables. The open issues were never resolved, and the proposed sale of receivables by the Company was never concluded. Negotiations with the proposed purchaser have terminated, and the funds were returned.

The receivables involved in the proposed transaction had a face value of approximately $34 million, but, having remained outstanding in excess of eighteen months, had previously been written down to a book value of $1.7 million (which constituted approximately 2% of total assets as of August 31, 2003), with a proposed sale price of $3.4 million. If such sale had been concluded prior to the filing of the Company’s Form 10-K for the year ended August 31, 2003, the completed transaction would be reported as a subsequent event. During the fiscal year ended August 31, 2003 and thereafter to date, there were no other transactions or events similar to those involved in the proposed sale of receivables by the Company.

Neither the Company’s Board of Directors nor the Audit Committee of the Company’s Board of Directors has discussed with E&Y its conclusions concerning the lack of internal controls. The Company has authorized E&Y to respond fully to the inquiries of the successor accountant regarding E&Y’s statement that the Company lacks the internal controls necessary to develop reliable financial statements.

The Company provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of E&Y’s letter regarding the change in certifying accountant.

Item 5. Other Events.

On April 6, 2004, the Company issued a press release announcing that it will restate its financial statements for the fiscal years ended August 31, 2001 and 2002. As a result, the Company has indicated that there should be no reliance upon its previously filed financial statements for the fiscal years ended August 31, 2001 and 2002, including the auditors’ reports issued thereon in connection with those financial statements. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated into this Item 5 by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following items are filed as exhibits to this report:

16.1	Letter of Ernst & Young LLP regarding change in certifying accountant.

99.1	Press Release dated April 6, 2004.

Item 12. Results of Operations and Financial Condition.

On April 6, 2004, the Company issued a press release announcing that it will restate its financial statements for the fiscal years ended August 31, 2001 and 2002. As a result, the Company has indicated that there should be no reliance upon its previously filed financial statements for the fiscal years ended August 31, 2001 and 2002, including the auditors’ reports issued thereon in connection with those financial statements. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated into this Item 12 by reference.

Limitation on Incorporation by Reference: In accordance with General Instructions B.6. of Form 8-K, the information in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Dated: April 6, 2004	By:	/s/ Philip S. Chan

Philip S. Chan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP regarding change in certifying accountant.

99.1	Press Release dated April 6, 2004.